®

PRESS RELEASE

www.inhibitex.com

CONTACTS:
Inhibitex, Inc.
Russell H. Plumb
Chief Executive Officer
(678) 746-1136
rplumb@inhibitex.com

Laura Perry (Investors)
Stern Investor Relations, Inc.
(212) 362-1200
laura@sternir.com

FOR IMMEDIATE RELEASE

INHIBITEX INITIATES PHASE I TRIAL OF FV-100
FOR THE TREATMENT OF SHINGLES

ATLANTA, GA – October 24, 2007 — Inhibitex, Inc. (Nasdaq: INHX), a biopharmaceutical company focused on the development of products to treat and prevent serious infectious diseases, announced today that it has commenced enrollment in a Phase I clinical trial of FV-100, an orally bioavailable nucleoside analogue being developed to treat herpes zoster (shingles). The single ascending dose study is being conducted in the United States under an exploratory Investigational New Drug Application and will evaluate the safety and pharmacokinetics of three doses of FV-100 in 24 healthy volunteers.

“We are delighted with the speed in which we have been able to move FV-100 into this first-in-man trial, which reflects our commitment to advancing the development of our emerging antiviral pipeline,” stated Russell H. Plumb president and chief executive officer of Inhibitex. “We anticipate that top line data from this trial will be available around year end.”

Shingles is an infection caused by the varicella zoster virus (VZV), the same virus that causes chicken pox. Worldwide, it is estimated that there are in excess of 2.5 million cases of shingles each year. Shingles is generally characterized by skin lesions, blisters and rash, and in many cases, post-herpetic neuralgia (PHN), which is a painful and sometimes debilitating condition resulting from nerve damage caused by VZV.

Published in vitro studies demonstrate that FV-100 is the most potent and fastest acting antiviral compound discovered to date for the treatment of shingles. Inhibitex believes these characteristics provide the potential for FV-100 to be dosed once-a-day and to significantly reduce shingles-related symptoms, including the incidence and the severity of PHN, as compared to currently used antiviral therapeutics.

About Inhibitex

Inhibitex, Inc., headquartered in Alpharetta, Georgia, is a biopharmaceutical company focused on the development of products that can treat, prevent or diagnose serious infections. In addition to its emerging antiviral pipeline that includes FV-100 to treat shingles, HIV integrase inhibitors, HCV polymerase inhibitors and a series of compounds to address cytomegalovirus infections, the Company has several programs and collaborations based upon its proprietary MSCRAMM® protein platform. These include Aurexis®, a humanized monoclonal antibody being developed for the treatment of serious Staphylococcus aureus bloodstream infections for which the Company has completed a Phase II clinical trial, as well as license agreements with Wyeth for the development of staphylococcal vaccines and 3M for the development of diagnostics.

For additional information about the Company, please visit www.inhibitex.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical facts included in this press release, including those related to the potential for the FV-100 to be dosed once-a-day and to significantly reduce shingles-related symptoms and the time frame in which data from the exploratory Phase I study will be available, are forward-looking statements. These plans, intentions, expectations, or time estimates may not actually be achieved and various important factors could cause actual results or events to differ materially from the forward-looking statements that the Company makes, including risks that the results of future preclinical and clinical studies may not confirm prior findings and support the further development of the Company’s programs, including FV-100, the Company being able to enroll patients in its clinical trials in a timely manner and other cautionary statements contained elsewhere herein and in its Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the Securities and Exchange Commission, or SEC, on March 16, 2007, and its Quarterly Report on Form 10-Q for March 31, 2007, as filed with the SEC on May 10, 2007 and for June 30, 2007 as filed on August 9, 2007. Given these uncertainties, you should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release.

There may be events in the future that the Company is unable to predict accurately, or over which it has no control. The Company’s business, financial condition, results of operations and prospects may change. The Company may not update these forward-looking statements, even though its situation may change in the future, unless it has obligations under the Federal securities laws to update and disclose material developments related to previously disclosed information. The Company qualifies all of the information contained in this press release, and particularly its forward-looking statements, by these cautionary statements.

Inhibitex®, MSCRAMM®, and Aurexis® are registered trademarks of Inhibitex, Inc.

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